Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

Bank First Corporation

(Amended July 18, 2023)

ARTICLE I. OFFICES	1

1.01 Principal and Business Offices	1
1.02 Registered Office	1

ARTICLE II. SHAREHOLDERS	1

2.01 Annual Meeting	1
2.02 Special Meetings	1
2.03 Notice of Annual or Special Meeting	1
2.04 Business at Annual and Special Meetings	2
2.05 Notice of Shareholder Business to be Conducted at a Meeting of Shareholders	2
2.06 Submissions of Questionnaire; Representation and Agreement	8
2.07 Closing of Stock Transfer Books or Fixing of Record Date	9
2.08 Voting Record	9
2.09 Quorum	9
2.10 Proxies	10
2.11 Voting of Shares	10
2.12 Voting of Shares by Certain Holders	10
A. Other Corporations and Legal Entities	10
B. Legal Representatives and Fiduciaries	11
C. Pledgees	11
D. Treasury Stock and Subsidiaries	11
E. Minors	11
F. Incompetents and Spendthrifts	11
G. Joint Tenants and Tenants in Common	11
2.13 Conduct of Meetings	12
2.14 Invalidity	12
2.15 Waiver of Notice	12
2.16 Public Announcement	12

ARTICLE III. BOARD OF DIRECTORS	13

3.01 General Powers	13
3.02 Number of Directors	13
3.03 Term of Office and Qualifications	13
3.04 Nominations	13
3.05 Regular Meetings	13
3.06 Special Meetings	13
3.07 Waiver of Notice	14
3.08 Quorum	14
3.09 Vacancies	14
3.10 Removal	14
3.11 Compensation	14
3.12 Conduct of Meetings	14
3.13 Manner of Acting	15
3.14 Presumption of Assent	15
3.15 Unanimous Consent Without Meeting	15
3.16 Meetings by Telephone or by Other Communication Technology	15
3.17 Committees	15
A. Regular Committees	16
B. Special Committees	19
C. Vacancies: Temporary Appointments	19
D. Committee Minutes and Reports	19

ARTICLE IV. OFFICERS	19

4.01 Generally	19
4.02 Removal	19
4.03 Vacancies	19
4.04 Chairman of the Board	19
4.05 Vice Chairman of the Board	20
4.06 Chief Executive Officer	20
4.07 President	20
4.08 Secretary	20
4.09 Chief Financial Officer	20
4.10 Assistants and Acting Officers	21
4.11 Salaries	21

ARTICLE V. FUNDS OF THE CORPORATION	21

5.01 Funds	21
5.02 Name	21
5.03 Loans	21
5.04 Disbursements	21
5.05 Voting of Securities Owned by the Corporation	22

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER	22

6.01 Certificates for Shares	22
6.02 Facsimile Signatures and Seal	22
6.03 Signature by Former Officer	22
6.04 Transfer of Shares	23
6.05 Restrictive Legend	23
6.06 Lost, Destroyed or Stolen Certificates	23
6.07 Consideration for Shares	23
6.08 Uncertificated Shares	24
6.09 Transfer Agent and Registrar	24
6.10 Stock Regulations	24

ii

ARTICLE VII. TRANSFER OF SHARES	24

7.01 [Reserved]	24

ARTICLE VIII. INDEMNIFICATION AND LIABILITY OF OFFICERS AND DIRECTORS	24

8.01 Indemnification	24
8.02 Limited Liability of Directors and Officers to the Corporation and Shareholders	27

ARTICLE IX. CORPORATE DIVIDENDS	28

ARTICLE X. CORPORATE SEAL	28

ARTICLE XI. FISCAL YEAR	28

ARTICLE XII. AMENDMENTS	28

12.01 By Shareholders	28
12.02 By Directors	28
12.03 Implied Amendments	28

iii

ARTICLE I. OFFICES

1.01          Principal and Business Offices. Bank First Corporation (the “Corporation”) may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.02          Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical to the principal office in the state of Wisconsin; and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to the registered office.

ARTICLE II. SHAREHOLDERS

2.01          Annual Meeting. The Annual Meeting of the Shareholders shall be held once each calendar year, the interval between such Annual Meetings not to be less than nine (9) months nor more than fifteen (15) months, at a place designated by the Board of Directors in the City of Manitowoc, Wisconsin, unless the Board of Directors shall designate another location either within or without the State of Wisconsin. The Annual Meeting shall be held at a date and time designated by the Board of Directors and stated in the notice of such meeting. At such meeting the Shareholders shall elect Directors and transact such other business as shall properly come before them.

2.02          Special Meetings. Special Meetings of the Shareholders may be called by the Chairman of the Board or the Secretary upon written request of a majority of members of the Board of Directors then in office. The Board of Directors shall set the place, date and time of the Special Meeting. If no location is designated, the place of the Special Meeting shall be the principal business office of the Corporation in the State of Wisconsin, but any Special Meeting may be adjourned to reconvene at any place designated by a vote of a majority of the shares represented thereat. Only business described in the notice of a Special Meeting may be conducted at the Special Meeting.

2.03          Notice of Annual or Special Meeting. Notice may be communicated by facsimile or other form of electronic transmission, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by public announcement. Such notice stating the place, day and hour of the meeting and, in case of a Special Meeting, a description of each purpose for which the Special Meeting is called, shall be communicated or sent by or at the direction of the Chairman of the Board or the Secretary, or other Officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. Notice shall be communicated: (a) with respect to an Annual Meeting, not less than 50 days nor more than 120 days before the date of such meeting; and (b) with respect to a Special Meeting, not less than 20 days nor more than 120 days before the date of such meeting. Written notice by the Corporation to its Shareholders is effective when mailed and may be addressed to the Shareholder’s address shown in the Corporation’s current record of Shareholders. Unless otherwise required by the Wisconsin Business Corporation Law, notice of an Annual Meeting need not include a description of the purpose for which the meeting is called.

2.04         Business at Annual and Special Meetings. No business may be transacted at an Annual or Special Meeting of Shareholders other than business that is:

A.           specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or an authorized committee thereof,

B.            otherwise brought before the meeting by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or the Board of Directors, or

C.            otherwise brought before the meeting by a “Noticing Shareholder” who complies with the notice procedures set forth in Section 2.05.

A “Noticing Shareholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a Shareholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a Director) to be appropriately conducted at the meeting. A “Nominee Holder” is a Shareholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder's entitlement to vote such stock on such business. Paragraph C of Section 2.04 shall be the exclusive means for a Noticing Shareholder to make Director nominations or submit other business before a meeting of Shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation's notice of meeting, which proposals are not governed by these Bylaws). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a Shareholders' meeting except in accordance with the procedures set forth in Sections 2.04 and Section 2.05.

2.05         Notice of Shareholder Business to be Conducted at a Meeting of Shareholders. In order for a Noticing Shareholder to properly bring any item of business before a meeting of Shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of Section 2.05. Section 2.05 shall constitute an “advance notice provision” for Annual Meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

A.           To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

1.             in the case of an Annual Meeting of Shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and

2.             in the case of a Special Meeting of Shareholders called for the purpose of electing Directors, not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the date on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an Annual Meeting, or the announcement thereof, commence a new time period for the giving of a Shareholder's notice as described above.

B.             To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary must:

1.             Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(a)            the name and address of the Noticing Shareholder as they appear on the Corporation's books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(b)           the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record, and the date such ownership was acquired,

(c)           any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(d)            any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation,

(e)            any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(f)             any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,

(g)            any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(h)            any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(i)            any arrangements, rights, or other interests described in Section 2.05(B)(1)(c)-(h) held by members of such Holder's immediate family sharing the same household,

(j)             a representation that the Noticing Shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from Shareholders in support of the nomination(s) or the business proposed,

(k)            a certification regarding whether or not such Shareholder and Shareholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such Shareholder's and/or Shareholder Associated Persons' acquisition of shares or other securities of the Corporation and/or such Shareholder's and/or Shareholder Associated Persons' acts or omissions as a Shareholder of the Corporation,

(l)             any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(m)           any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

2.             If the notice relates to any business other than a nomination of a Director or Directors that the Shareholder proposes to bring before the meeting, the notice must set forth:

(a)            a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Shareholder Associated Persons in such business, and

(b)            a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

3.             Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors.

(a)           all information relating to the nominee (including, without limitation, the nominee's name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected),

(b)           a description of any agreements, arrangements and understandings between or among such Shareholder or any Shareholder Associated Person, on the one hand, and any other persons (including any Shareholder Associated Person), on the other hand, in connection with the nomination of such person for election as a Director, and

(c)            a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a Director or executive officer of such registrant.

4.             With respect to each nominee for election or reelection to the Board of Directors, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Section 2.06. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable Shareholder's understanding of the independence, or lack thereof, of the nominee.

C.            Notwithstanding anything in Paragraph A of Section 2.05 to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's Annual Meeting, a Shareholder's notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

D.            For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder. As used in these Bylaws, the term “Shareholder Associated Person” means, with respect to any Shareholder, (i) any person acting in concert with such Shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Shareholder (other than a Shareholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any Shareholder, or any Shareholder Associated Person identified in clauses (i) or (ii) above. The terms “affiliate” and “associate” are fairly broad and are defined by reference to Rule 12b-2 under the Exchange Act. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control" is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or officer of the registrant or any of its parents or subsidiaries.

E.            Only those Shareholder nominees who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 2.05, nothing in Paragraph E of Section 2.05 shall be deemed to preclude discussion by any Shareholder of such business. If any information submitted pursuant to Section 2.05 by any Shareholder proposing a nominee(s) for election as a Director at a meeting of Shareholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 2.05. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he or she should determine that any proposed nomination or business is not in compliance with these Bylaws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

F.            Notwithstanding the foregoing provisions of these Bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.04 or Section 2.05.

G.            Nothing in these Bylaws shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of Shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

2.06         Submissions of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.05) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

A.           is not and will not become a party to:

1.             any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; or

2.            any Voting Commitment that could limit or interfere with the person's ability to comply, if elected as a Director of the Corporation, with the person's fiduciary duties under applicable law,

B.           is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed therein, and

C.            in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

2.07        Closing of Stock Transfer Books or Fixing of Record Date. A Shareholder shall mean the person in whose name shares are registered in the stock transfer books of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer books of the Corporation. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment or postponement thereof, Shareholders entitled to receive payment of any dividend or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 70 days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to the notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than 70 days and, in the case of a meeting of Shareholders, not less than ten days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall be applied to any adjournment or postponement thereof except when the Board of Directors fixes a new record date or date for the closing of the stock transfer books, which it shall do if the meeting is adjourned or postponed to a date more than 120 days after the date fixed for the original meeting, or the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

2.08        Voting Record. The Secretary shall, before each meeting of Shareholders, make a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each Shareholder. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting or any adjournment thereof for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such record or transfer books or to vote at any meeting of Shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.09        Quorum. Shares entitled to vote as a separate voting group as defined in the Wisconsin Business Corporation Law may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purposes at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned or postponed meeting. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Wisconsin Business Corporation Law require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. “Voting group” means: (a) all shares of one or more classes or series that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of Shareholders; or (b) all shares that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.10        Proxies. At all meetings of Shareholders, a Shareholder entitled to vote may vote in person or by proxy. A Shareholder or such Shareholder’s authorized officer, director, employee, agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the Shareholder by signing an appointment form or by any other means described in Wisconsin Business Corporation Section 180.722. Such proxy appointment is effective when a signed appointment form or an electronic transmission of the appointment is received by the Secretary before or at the time of the meeting. Unless otherwise provided in the appointment form or electronic transmission of proxy, a proxy appointment may be revoked by the Shareholder at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the Shareholder to the presiding officer during the meeting. The presence of a Shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form or electronic transmission of proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

2.11        Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited or denied by the Articles of Incorporation.

2.12        Voting of Shares by Certain Holders.

A.           Other Corporations and Legal Entities. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. An appointment form of proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary, of the designation of some other person by the board of directors or by the bylaws of such other corporation. Shares in the name of a Limited Liability Company, Partnership, Limited Liability Partnership, Limited Partnership or other business entity may be voted either in person or by proxy by a member, manager, or partner, as applicable, designated by proxy appointment executed by the entity authority, which shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary, of the designation of some other person by the entity authority.

B.           Legal Representatives and Fiduciaries. Shares held by an administrator, executor, trustee, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, her or it either in person or by proxy, without a transfer of such shares into his, her or its name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his, her or its incumbency and the number of shares held by him, her or it either in person or by proxy. An appointment form of proxy executed by a fiduciary shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

C.            Pledgees. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; provided, however, a pledgee shall be entitled to vote shares held of record by the pledgor if the Corporation receives acceptable evidence of the pledgee’s authority to sign.

D.            Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by the Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

E.            Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary has received written notice or has actual knowledge that such Shareholder is a minor. Shares held by a minor may also be voted by parent, guardian or conservator representing the person, if evidence of such capacity acceptable to the Corporation is presented.

F.            Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary has actual knowledge that such Shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of judicial proceedings for appointment of a guardian. Shares held by an incompetent or spendthrift may be voted by a guardian or conservator representing the person, if evidence of such capacity acceptable to the Corporation is presented.

G.            Joint Tenants and Tenants in Common. Shares registered in the names of two or more individuals who are named in the registration as joint tenants or tenants in common may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary a contrary written voting authorization or direction or written denial of authority of the individual present or signing the appointment form of proxy proposed to be voted, or in the case of joint tenants, (ii) all such other individuals are deceased and the Secretary has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

2.13         Conduct of Meetings. The Chairman of the Board, or in the Chairman’s absence, the Chief Executive Officer, or in their absence, such Officer as is designated by the Board of Directors, or in their absence, any person chosen by the Shareholders, shall call the meeting to order and act as Chairman of the meeting. Only persons nominated in accordance with the procedures set forth in Section 2.04 shall be eligible to serve as Directors. Only such business as shall have been brought before a meeting in accordance with the procedures set forth in Section 2.05 shall be eligible to be conducted. The Chairman of the meeting shall have the power and duty to determine whether any nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 2.05, and, if any proposed nomination or business is not in compliance therewith, to declare that such defective proposal shall be disregarded. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary, the Chairman of the meeting may appoint any other person to act as Secretary of the meeting.

2.14         Invalidity. The Chairman, upon recommendation of the Secretary, may reject a vote, consent, waiver or proxy appointment, if the Secretary or other Officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable doubt about the validity of the signature on it or about the signatory’s authority to sign for the Shareholder. The Corporation and its Officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with the Wisconsin Business Corporation Law shall not be liable for damages to the Shareholders for consequences of the acceptance or rejection.

2.15         Waiver of Notice. A Shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the Shareholder entitled to the notice, contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated), and be delivered to the Corporation for inclusion in the corporate records. A Shareholder’s attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the Shareholder promptly upon arrival or at the beginning of the meeting objects to holding or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

2.16         Public Announcement. For purposes of this Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

ARTICLE III. BOARD OF DIRECTORS

3.01         General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Bylaws or the Articles of Incorporation.

3.02         Number of Directors. The number of Directors shall be as determined from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than six nor more than fifteen. All Directors shall be nominated and elected by the Shareholders as provided herein.

3.03         Term of Office and Qualifications. Elected Directors shall hold office for a term of three years and until their successors are elected and qualified, except as otherwise provided in the Bylaws, or until their death, resignation or removal. The Board of Directors shall be divided into three classes which are as equal in number as possible. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election and when their successors are elected and qualified, the term of office of the second class shall expire at the second annual meeting after their initial election and when their successors are elected and qualified and the terms of office of the third class shall expire at the third annual meeting after their initial election and when their successors are elected and qualified. At each annual meeting after the initial election and classification, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualified. A person who has attained the age of 70 years may not be nominated for election to the Board of Directors; any Director who attains the age of 70 years during the course of his or her term as Director, shall serve up to the first Annual Meeting following such birthday, at which time his or her term shall end. The Board of Directors may grant exceptions to the maximum age qualification as it deems necessary.

3.04         Nominations. Nominations for the election of directors shall be made in accordance with the provisions of Section 2.04 and Section 2.05, which requirements are hereby incorporated by reference in Section 3.04.

3.05         Regular Meetings. A Regular Meeting of the Board of Directors shall be held without other notice than Section 3.05 on the first business day immediately following the Annual Meeting of Shareholders, at 402 North 8th Street, Manitowoc, Wisconsin, for election of corporate officers and transaction of other business. The Board of Directors may provide by resolution the time and place for holding additional meetings without other notice than such resolution.

3.06         Special Meetings. Special Meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon written request of any two Directors. The Secretary shall give notice of such meeting in person, by mail, by telephone, by facsimile, or by electronic transmission. If such notice is provided by mail, it shall be sent not less than 72 hours prior to the meeting; if such notice is provided by any other means permitted under this Section 3.06, it shall be sent not less than 48 hours prior to the meeting. The Chairman or Secretary who calls the meeting may fix any place, within or without the State of Wisconsin, as the place for holding any Special Meeting of the Board of Directors.

3.07         Waiver of Notice. Whenever any notice is required to be given to any Director under the Articles of Incorporation or Bylaws or any provisions of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any Regular or Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.08         Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation or Bylaws, a majority of the Directors then in office, at a meeting convened according to the Bylaws, shall constitute a quorum for the transaction of business; but a majority of the Directors present or participating (though less than a quorum) may adjourn the meeting from time to time without further notice.

3.09         Vacancies. Vacancies, including those created by an increase in the number of Directors on the Board of Directors, may be filled by the remaining Directors. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. In the absence of action by the remaining Directors, the Shareholders may fill such vacancy at a Special Meeting or an Annual Meeting in accordance with the Articles of Incorporation or the Bylaws.

3.10         Removal. The Shareholders may remove one or more Directors, only for cause, at a meeting called for that purpose, the notice of which reflects that purpose, in accordance with the Wisconsin Business Corporation Law.

3.11         Compensation. A Director may receive such compensation for services as is determined by the Board irrespective of any personal interest of its members. A Director also may serve the Corporation in any other capacity and receive compensation therefor. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered to the Corporation by such Directors, Officers and employees.

3.12         Conduct of Meetings. The Chairman of the Board or, in the Chairman’s absence, the Chief Executive Officer, or in their absence, such Officer as is designated by the Board of Directors, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the Chairman of the meeting may appoint an Assistant Secretary or any Director or other person present or participating to act as Secretary of the meeting.

3.13         Manner of Acting. If a quorum is present or participating when a vote is taken, the affirmative vote of a majority of Directors present or participating is the act of the Board of Directors or a committee of the Board of Directors, unless the Wisconsin Business Corporation Law or the Articles of Incorporation or Bylaws require the vote of a greater number of Directors.

3.14         Presumption of Assent. A Director who is present at or participates in a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.15         Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office.

3.16         Meetings by Telephone or by Other Communication Technology. Meetings of the Board of Directors or committees may be conducted by telephone or by other electronic communication technology in accordance with Section 180.0820 of the Wisconsin Business Corporation Law or any successor statute.

3.17         Executive Sessions. The Board shall hold at least two (2) executive sessions annually, which are to be attended only by independent directors. The CEO, President, and non-independent directors who are not employees of the Bank may also attend executive sessions upon the invitation of the Lead Independent Director. The executive sessions are to be held immediately following a regularly scheduled Board meeting, but may also be called at any time and as often as may be deemed necessary or appropriate by the Lead Independent Director with input from the independent directors. The Lead Independent Director shall be responsible for keeping a short, written record of each executive session, which shall be labeled as confidential, kept separately from the Board minutes in a secure location, and reported to the Corporate Secretary following the meeting. The Lead Independent Director shall also inform the CEO and other members of the management team as appropriate as to the topics and nature of the discussion at each executive session. Executive sessions held by the Board of Bank First, N.A. shall be deemed to satisfy the minimum number of required executive sessions under this section.

3.18         Committees.

A.            Regular Committees.

1.             General Description. In order to facilitate the work of the Board of Directors, the following Regular Committees shall be elected from the membership of the Board of Directors at the Regular Meeting held each year (or at such other time as the Board of Directors may determine). Each Regular Committee shall have three to six members. The Governance and Nominating Committee shall submit nominations for such Regular Committee memberships. Regular Committee members shall hold office until the next Board meeting at which Regular Committee elections are conducted in accordance with the Bylaws, and until their successors are elected and qualified. Each Regular Committee of the Board of Directors may exercise the authority of the full Board when the Board is not in session and solely with regard to and within the scope of the duties and powers delegated to it in the Bylaws, except that no committee of the Board shall do any of the following:

(a)            Authorize distributions;

(b)           Approve or propose to Shareholders action that the Wisconsin Business Corporation Law requires be approved by Shareholders;

(c)            Fill vacancies on the Board of Directors or, except as provided herein, on any of its committees;

(d)            Amend the Articles of Incorporation;

(e)            Adopt, amend or repeal the Bylaws;

(f)             Approve a plan of merger not requiring Shareholder approval;

(g)            Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; or

(h)            Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive Officer to do so within limits prescribed by the Board of Directors.

2.             The Audit Committee. The Audit Committee shall:

(a)            Select and engage independent certified public accountants to audit the books, records and financial transactions of the Corporation;

(b)            Review with the independent accountants the scope of their examination, with particular emphasis on the areas to which either the Audit Committee or the independent accountants believe special attention should be directed. The Audit Committee may have the independent accountants perform such additional procedures as the Audit Committee or the auditors deem necessary;

(c)            Review and approve an annual plan for the financial audit (internal audit) department;

(d)            Review with the independent accountants the financial statements and auditors’ reports thereon;

(e)            Review the management letter of the independent accountants and audit reports by the Corporation’s internal auditors to assure that appropriate action has been taken by Senior Management as to each item recommended;

(f)             Encourage the independent accountants and the internal auditors to communicate directly with the Chairman of the Board and Chief Executive Officer or, if necessary, the Chairman of the Audit Committee whenever any significant recommendation has not been satisfactorily resolved at the Senior Management level;

(g)            Review conflict of interest statements to assure the Board of Directors that any conflict of interest has been duly reported to and reviewed by the Audit Committee;

(h)            Review and approve all related party transactions; and

(i)              Carry out such special assignments as the Board of Directors may, from time to time, give to the Audit Committee.

3.             The Compensation Committee. The Compensation Committee shall:

(a)            Review and approve compensation, including equity-based compensation for the Board of Directors, as set forth in the Compensation Committee Charter;

(b)            Determine the Corporation’s total compensation strategy;

(c)            Annually review and approve the compensation of the Chief Executive Officer;

(d)           Approve the compensation of the Corporation’s executive officers other than the Chief Executive Officer and members of Senior Management;

(e)           Ensure that a compensation market analysis is completed for the Board of Directors, executive officers, and members of Senior Management by a third party service provider at least every three (3) years;

(f)             Review and approve the Corporation’s compensation and benefits for its executive officers and members of Senior Management;

(g)            Administer the Corporation’s incentive compensation plans and equity-based plans;

(h)            Prepare the Compensation Committee report required by the rules and regulations promulgated by the Securities and Exchange Commission (“SEC rules”) to be included in the Corporation’s annual proxy statement;

(i)              Review and discuss the Corporation’s Compensation Discussion and Analysis (CD&A) as required by the SEC rules, and based on such review, determine whether or not to recommend to the Board of Directors that the CD&A be included in the Corporation’s proxy statement and annual report on Form 10-K, as applicable; and

(j)              Review and assess risks arising from the Corporation’s compensation policies and practices for its employees and determine whether any such risks are reasonably likely to have a material adverse effect on the Corporation.

4.             The Governance and Nominating Committee. The Governance and Nominating Committee shall:

(a)            Review and evaluate the size, composition, function and duties of the Board of Directors consistent with its needs;

(b)            Recommend criteria for the selection of candidates to the Board of Directors and its committees, and identify individuals qualified to become Board members consistent with such criteria;

(c)            Recommend to the Board of Directors director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

(d)            Oversee the evaluation of the Board of Directors;

(e)            Periodically review the succession plan of the Board and the Senior Management team;

(f)             Develop and recommend to the Board of Directors the Code of Business Conduct and Ethics for the Corporation, and oversee compliance with such Code; and

(g)            Develop and maintain other corporate governance policies and charters of the Corporation as the Governance and Nominating Committee deems appropriate.

B.           Special Committees. In addition to the Regular Committees, the Board of Directors may, from time to time, establish Special Committees and specify the composition, functions and authority of any Special Committee.

C.            Vacancies: Temporary Appointments. When, for any cause, a vacancy occurs in a Regular Committee, the remaining committee members, by majority vote, may fill such vacancy by a temporary appointment of a Director not on the subject committee to fill the vacancy until the next meeting of the Board, at which time the Board may fill the vacancy.

D.           Committee Minutes and Reports. All of the foregoing committees shall keep minutes and records of all of their meetings and activities and shall report the same to the Board of Directors at its next regular meeting. Such minutes and records shall be available for inspection by the Directors upon request.

ARTICLE IV. OFFICERS

4.01         Generally. The principal Officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, a Lead Independent Director, a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board of Directors shall elect the principal Officers annually at the Regular Meeting. All Officers shall hold office for a period of one year and until their successors are duly elected and qualified, or until their prior death, resignation or removal. Each Officer has the authority and shall perform the duties set forth in the Bylaws or, to the extent not inconsistent with the Bylaws, the duties prescribed by the Board of Directors or by direction of an Officer authorized by the Bylaws or by the Board of Directors to prescribe the duties of other Officers. The principal Officers of the Corporation and of Bank First shall be the same individuals.

4.02         Removal. Any Officer or agent may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.03         Vacancies. A vacancy in any principal office because of death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. The Board of Directors may, from time to time, omit to elect one or more Officers, or may omit to fill a vacancy, and in such case, the designated duties of such Officer, unless otherwise provided in the Bylaws, shall be discharged by the Chairman of the Board or such other Officer as he or she may designate.

4.04         Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of Directors. He or she shall supervise the carrying out of the policies adopted or approved by the Board. He or she shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him or her by the Board of Directors.

4.05         Vice Chairman of the Board. Should the Chairman of the Board be absent or unable to act, the Vice Chairman shall discharge the duties of the vacant office with the same power and authority as is vested in that office, except as set forth in Section 2.13. The Vice Chairman shall perform such other duties as from time to time may be assigned to him/her by the Board of Directors. This office may remain vacant.

4.06         Lead Independent Director. Notwithstanding Section 4.03, in the event that the Chairman of the Board is not “independent” pursuant to NASDAQ Marketplace Rule 5605(a)(2), the Board of Directors shall elect a Lead Independent Director. The Lead Independent Director shall act as a liaison between the Chairman of the Board and the independent directors. The Lead Independent Director shall also lead executive sessions held by the Board in accordance with Section 3.17. This office may remain vacant if the Chairman of the Board is an independent director.

4.07         Chief Executive Officer. The Board of Directors shall appoint a Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of the Chief Executive Officer, or imposed by these Bylaws. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. The Chief Executive Officer shall also have and may exercise such further powers and duties as from time-to-time may be conferred, or assigned by the Board of Directors.

4.08         President. The Board of Directors shall appoint a President of the Corporation. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any other Officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. The President shall also have and may exercise such further powers and duties as from time-to-time may be conferred, or assigned by the Board of Directors.

4.09         Secretary. The Secretary shall keep a record of the minutes of the meetings of the Shareholders and of the Board of Directors. He or she shall countersign all instruments and documents executed by the Corporation, affix to instruments and documents the seal of the Corporation when necessary or required, keep records of the transactions of the Corporation, see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law and perform such other duties as usually are incident to such office or may be assigned by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

4.10         Chief Financial Officer. The Chief Financial Officer, subject to the control of the Board of Directors, shall collect, receive, and safely keep all monies, funds and securities of the Corporation and attend to all its financial affairs. He or she shall keep full and complete accounts and records of all its transactions, of sums owing to or by the Corporation and all rents and profits in its behalf. The Chief Financial Officer shall perform such other duties as usually are incident to such office or as may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

4.11         Assistants and Acting Officers. The Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in the Officer’s stead, or to perform the duties of such Officer whenever for any reason it is impracticable for the Officer to act personally, and the assistant or acting Officer or other agent so appointed by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power otherwise may be defined or restricted by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

4.12         Salaries. The salaries of the principal Officers, if applicable, shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V. FUNDS OF THE CORPORATION

5.01         Funds. All funds of the Corporation shall be deposited or invested by the Chief Financial Officer.

5.02         Name. All investments and deposits of funds of the Corporation shall be made and held in its corporate name, or in the name of a wholly-owned subsidiary, except that securities kept under a custodial agreement or trust arrangement with a bank or banking and trust company may be issued in the name of a nominee of such bank or banking and trust company and except that securities may be acquired and held in bearer form.

5.03         Loans. All loans contracted on behalf of the Corporation and all evidences of indebtedness that are issued in the name of the Corporation shall be under the authority of a resolution of the Board of Directors. Such authorization may be general or specific.

5.04         Disbursements. All monies of the Corporation shall be disbursed by check, draft or written order only, and all checks and orders for the payment of money shall be signed by such Officer or Officers as may be designated by the Board of Directors. The Officers and employees of the Corporation handling funds and securities of the Corporation shall give surety bonds in such sums as the Board of Directors or appropriate committee may require.

5.05         Voting of Securities Owned by the Corporation. Subject always to the directions of the Board of Directors:

A.               Any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer, Chairman of the Board, President or Chief Financial Officer; and

B.                Whenever, in the judgment of the Chief Executive Officer, Chairman of the Board, President or Chief Financial Officer, or, in their absence, a designated Officer, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, Chairman of the Board, President or Chief Financial Officer, or a designated Officer of the Corporation in the order as provided in Paragraph A of Section 5.06, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another Officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01         Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such Certificates shall be signed by the Chairman of the Board, Chief Executive Officer, President or an Officer and the Secretary or by another Officer designated by the Chairman of the Board, Chief Executive Officer, President, or the Board of Directors. All Certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be canceled and no new Certificate shall be issued until the former Certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

6.02         Facsimile Signatures and Seal. The seal of the Corporation, if any, on any Certificates may be a facsimile or electronic signature. The signature of the Chief Executive Officer, President or other authorized Officer upon a Certificate may be a facsimile or electronic signature if the Certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.

6.03         Signature by Former Officer. If any Officer who has signed or whose facsimile or electronic signature has been placed upon any Certificate shall have ceased to be an Officer before such Certificate is issued, it may be issued by the Corporation with the same effect as if he or she were an Officer at the date of its issue.

6.04         Transfer of Shares. Transfer of shares of the Corporation shall be made only in accordance with the Articles of Incorporation of the Corporation and shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (i) there were on or with the certificate the necessary endorsements, and (ii) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.05         Restrictive Legend. Each certificate representing shares of the Corporation now or hereafter held by the shareholders or any other person shall be stamped with all legends required by the Articles of Incorporation of the Corporation and applicable law.

6.06         Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her Certificate has been lost, destroyed or wrongfully taken, no Certificate shall be issued in place thereof unless the owner:

A.            Files with the Corporation an affidavit stating that such Certificate was lost, destroyed or stolen before the Corporation has notice that such shares have been acquired by a bona fide purchaser;

B.            Files with the Corporation a sufficient indemnity bond; and

C.            Satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

6.07        Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, or any successor statute, which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

6.08         Uncertificated Shares. In accordance with Section 180.0626 of the Wisconsin Business Corporation Law, or any successor statute, the Board of Directors may issue any shares of any of its classes or series without Certificates. The authorization does not affect shares already represented by Certificates unless the Certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without Certificates, the Corporation shall send the Shareholder a written statement of the information required on share certificates by Sections 180.0625 and 180.0627, or any successor statutes, if applicable, of the Wisconsin Business Corporation Law, and by the Bylaws. The Corporation shall maintain at its offices or at the office of its transfer agent, an original or duplicate stock transfer book containing the names and addresses of all Shareholders and the number of shares held by each Shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.

6.09         Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation also may maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock be registered. The same person or entity may be both a transfer agent and registrar.

6.10         Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the laws of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VII. TRANSFER OF SHARES

7.01         [Reserved]

ARTICLE VIII. INDEMNIFICATION AND LIABILITY OF OFFICERS AND DIRECTORS

8.01         Indemnification.

A.           Any person, or such person’s estate or personal representative, made or threatened with being made a party to any action, suit, arbitration, or proceeding (civil, criminal, administrative, or investigative, whether formal or informal), which involves foreign, federal, state or local law, by reason of the fact that such person is or was a Director or Officer of the Corporation or of any corporation or other enterprise for which he or she served at the Corporation’s request as a director, officer, partner, trustee, member of any decision-making committee, employee, or agent, shall be indemnified by the Corporation for all reasonable expenses incurred in the proceeding to the extent he or she has been successful on the merits or otherwise.

B.            In cases where a person described in Paragraph A of Section 8.01 is not successful on the merits or otherwise, the Corporation shall indemnify such person against liability and reasonable expenses incurred by him or her in any such proceeding, unless liability was incurred because the person breached or failed to perform a duty he or she owed to the Corporation and the breach or failure to perform constituted any of the following:

1.             A willful failure to deal fairly with the Corporation or its Shareholders in connection with a matter in which the Director or Officer had a material conflict of interest;

2.             A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

3.             A transaction from which the Director or Officer derived an improper personal profit; or

4.             Willful misconduct.

C.            The determination whether indemnification shall be required under Paragraph B of Section 8.01 shall be made according to one of the following methods selected by the Director or Officer:

1.             By a majority vote of a quorum of the Board of Directors consisting of Directors who are not at the time parties to the same or related proceedings. If a quorum of such disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee;

2.             By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in Clause 1 of this Paragraph C or, if unable to obtain such a quorum or committee, by a majority vote of the Board of Directors, including Directors who are parties to the same or related proceedings; or

3.             By the court conducting the proceedings or another court of competent jurisdiction, either on application by the Director or Officer for an initial determination or on application for review of an adverse determination under Clause 1 or 2 of this Paragraph C.

D.           The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or Officer is not required.

E.            A Director or Officer who seeks indemnification under Section 8.01 shall make a written request to the Corporation.

F.            Upon written request by a Director or Officer who is a party to a proceeding described in Paragraph A of Section 8.01, the Corporation may pay or reimburse his or her reasonable expenses as incurred if the Director or Officer provides the Corporation with all of the following:

1.             A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation; and

2.             A written undertaking, executed personally or on his or her behalf, to repay the allowance and reasonable interest thereon, to the extent that it is ultimately determined under Clause 1 or 2 of Paragraph C of Section 8.01, that indemnification is not required or to the extent that indemnification is not ordered by a court under Clause 3 of Paragraph C of Section 8.01. The undertaking under this Clause 2 shall be an unlimited general obligation of the Director or Officer, may be accepted without reference to his or her ability to repay the allowance and may be secured or unsecured.

G.            Paragraphs A through F of Section 8.01 shall also apply where a person or such person’s estate or personal representative is made or threatened with being made a party to any proceeding described in Paragraph A of this by reason of the fact that such person is or was an employee of the Corporation, except that in addition to the categories of conduct set forth in Paragraph B of Section 8.01 in relation to which the Corporation has no duty to indemnify, the Corporation also shall have no duty to indemnify the employee against liability and reasonable expenses incurred by him or her in any such proceeding if liability was incurred because the person breached or failed to perform a duty he or she owed to the Corporation and the breach or failure to perform constituted material negligence or material misconduct in performance of the employee’s duties to the Corporation.

H.           Unless a Director or Officer of the Corporation has knowledge that makes reliance unwarranted, a Director or Officer, in discharging his or her duties to the Corporation, may rely on information, opinions, reports or statements, any of which may be written or oral, formal or informal, including financial statements and other financial data, if prepared or presented by any of the following:

1.             An Officer or employee of the Corporation whom the Director or Officer believes in good faith to be reliable and competent in the matters presented;

2.             Legal counsel, certified public accountants licensed under Chapter 442 of the Wisconsin Statutes, or other persons as to matters the Director or Officer believes in good faith are within the person’s professional or expert competence; or

3.             In the case of reliance by a Director, a committee of the Board of Directors of which the Director is not a member if the Director believes in good faith that the committee merits confidence.

I.             In discharging his or her duties to the Corporation and in determining what he or she believes to be in the best interest of the Corporation, a Director or Officer may, in addition to considering the effects of any action on Shareholders, consider the following:

1.             The effects of the action on employees, suppliers and customers of the Corporation;

2.             The effects of the action on communities in which the Corporation operates; or

3.             Any other factor the Director or Officer considers pertinent.

8.02         Limited Liability of Directors and Officers to the Corporation and Shareholders.

A.           Except as provided in Paragraph B of Section 8.02, a Director or Officer is not liable to the Corporation, its Shareholders or any person asserting rights on behalf of the Corporation or Shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

1.             A willful failure to deal with the Corporation or Shareholders in connection with a matter in which the Director or Officer had a material conflict of interest;

2.             A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

3.             A transaction from which the Director or Officer derived an improper personal profit; or

4.             Willful misconduct.

B.           Section 8.02 does not apply to the liability of a Director or Officer for improper declaration of dividends, distribution of assets, corporate purchase of its own shares, distribution of assets to Shareholders during liquidation, or for corporate loans made to an Officer or Director under Wisconsin Business Corporation Law Section 180.0832(1).

ARTICLE IX. CORPORATE DIVIDENDS

The Board of Directors may from time to time declare dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X. CORPORATE SEAL

The Board of Directors may provide a corporate seal which may be circular in form and may have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE XI. FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year, unless and until such other timeframe shall be fixed by resolution of the Board of Directors.

ARTICLE XII. AMENDMENTS

12.01      By Shareholders. The Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Shareholders by affirmative vote of not less than a majority of the shares present or represented at an Annual or Special Meeting of the Shareholders at which a quorum is in attendance.

12.02      By Directors. The Bylaws also may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at or participating in any meeting at which a quorum is in attendance; but no bylaw adopted by the Shareholders shall be amended or repealed by the Board of Directors if such bylaw so provides.

12.03      Implied Amendments. Any action taken or authorized by the Shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

CERTIFICATE OF ADOPTION

THE UNDERSIGNED OFFICER OF BANK FIRST CORPORATION HEREBY CERTIFIES:

THE FOREGOING RESTATED AND AMENDED BYLAWS OF BANK FIRST CORPORATION WERE DULY ADOPTED AS OF THE 18th DAY OF JULY, 2023.

/s/ Michael B. Molepske
By: Michael B. Molepske
Chief Executive Officer
Bank First Corporation

RESOLUTION

RESOLVED, that the Amended and Restated Bylaws of this Corporation in the form presented to this meeting relating to procedural matters with respect to the business and affairs of Bank First Corporation, shall be, and they hereby are, adopted.

/s/ Kelly M. Dvorak
By: Kelly M. Dvorak
Chief Legal Counsel/Corporate Secretary
Bank First Corporation